                                                                     EXHIBIT 4.1


NO. 1


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.


                       WARRANT TO PURCHASE 933,800 SHARES
                               OF COMMON STOCK OF
                              deCODE genetics, INC.
                           (VOID AFTER MARCH 1, 2007)


         This certifies that ISLANDSBANKI HF., KIRKJUSANDI, REYKJAVIK, ICELAND or its assigns (the "Holder"), for value received, is entitled to purchase from deCODE genetics, Inc., a Delaware corporation (the "Company"), a maximum of 933,800 fully paid and nonassessable shares of the Company's Common Stock ("Common Stock") for cash at a price of $15.00 per share (the "Stock Purchase Price") at any time or from time to time up to and including 5:00 p.m. (Greenwich Mean Time) on March 1, 2007 the "Expiration Date"), upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and, if applicable, upon payment in cash or by check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof.

         This Warrant is subject to the following terms and conditions:

         1.       EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES.

                  1.1 GENERAL. This Warrant is exercisable at the option of the Holder of record hereof, at any time or from time to time, up to the Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered, properly endorsed, the completed, executed Form of Subscription delivered and payment made for such shares. Certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder hereof is entitled upon such exercise shall be delivered to the Holder hereof by the Company at the Company's expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares which may be purchased under this Warrant, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares purchasable under the Warrant surrendered upon such purchase to the Holder hereof within a reasonable time. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder hereof and shall be registered in the name of such Holder.

                  1.2 CONVERSION RIGHTS. Notwithstanding any provisions herein to the contrary, if the Fair Market Value (as hereinafter defined) of the Company's Common Stock is greater than the Stock Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, the Holder may

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elect to convert this Warrant (or a portion thereof) to shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                           X = Y (A-B)
                               -------
                                 A

         Where             X =      the number of shares of Common Stock to be
                                    issued to the Holder

                           Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                           A = the average Fair Market Value (as defined below) of the Company's Common Stock for the 5 trading days immediately preceding the date of such calculation)

                           B = Stock Purchase Price (as adjusted to the date of such calculation)

As used in this Warrant, "Fair Market Value" on any date shall mean the average closing price per share of Company's Common Stock on such date. The closing price for each such day shall be the last sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case on the principal securities exchange on which the shares of such Common Stock of the Company are listed or admitted to trading or, if applicable, the last sale price, or in case no sale takes place on such day, the average of the closing bid and asked prices of such Common Stock on the Nasdaq Stock Market or any comparable system, or if such Common Stock is not reported on the Nasdaq Stock Market or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If such bid and asked prices are not available, then Fair Market Value shall mean the fair market value of the Common Stock as determined by the Company's Board of Directors in good faith.

                  1.3 AUTOMATIC CONVERSION. If the Fair Market Value of the Company's Common Stock is greater than $24.00 for a period of 30 consecutive trading days prior to the Expiration Date, then on the first trading day following the end of such 30-day period, this Warrant shall be converted automatically without any further action by the Holder as follows:

                           (a) if the Holder delivers the Warrant and the
aggregate Stock Purchase Price to the Company at its principal office on such day, the Company shall issue and deliver to the Holder a certificate for the number of shares of Common Stock into which this Warrant was convertible on the date on which such automatic conversion occurred; or

                           (b) if the Holder does not deliver the Warrant and/or
the aggregate Purchase Price to the Company on such day, the Company shall issue and deliver to the Holder a certificate for the number of shares of Common Stock into which this Warrant was convertible on the date on which such automatic conversion occurred using the cashless conversion process set forth in Section
1.2 above; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless this Warrant is delivered to the Company at its principal office.

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      2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company
hereby represents, warrants and covenants to the Holder as follows.

                  2.1 DUE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business makes such qualification necessary. The Company has all requisite corporate power and authority to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Warrant.

                  2.2 DUE EXECUTION. The execution and delivery of this Warrant by the Company and its performance and compliance with the terms of this Warrant have been duly authorized by all necessary corporate action on the part of the Company.

                  2.3 NO CONFLICTS OR DEFAULTS. The consummation of the transactions contemplated by this Warrant will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or bylaws of the Company, or any contract, agreement, indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any lien, adverse claim or other encumbrance upon any of the properties of the Company pursuant to the terms of any such contract, agreement, indenture, loan agreement, receivables purchase agreement, mortgage, deed of trust, or other agreement or instrument, or (iii) violate any law or order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Company or any of its properties.

                  2.4 BINDING OBLIGATION OF THE COMPANY. The Warrant constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with the terms hereof, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

                  2.5 SHARES TO BE FULLY PAID; RESERVATION OF SHARES. All shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Common Stock, or other securities and property, when and as required to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed; provided, however, that the Company shall not be required to effect a registration under any securities laws with respect to such exercise. The Company will not take any action which would result in any adjustment of the Stock Purchase Price (as set forth in Section 3 hereof) if the total number of shares of Common Stock issuable after such action upon exercise of all outstanding warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon exercise of all options and upon the conversion of all convertible securities then outstanding, would exceed the total number of shares of Common Stock then authorized by the Company's Amended and Restated Certificate of Incorporation.

         3. ADJUSTMENT OF STOCK PURCHASE PRICE AND NUMBER OF SHARES. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Stock Purchase Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Stock Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Stock Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Stock Purchase Price resulting from such adjustment.

                  3.1 SUBDIVISION OR COMBINATION OF STOCK. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased.

                  3.2 DIVIDENDS IN COMMON STOCK, OTHER STOCK, PROPERTY, RECLASSIFICATION. If at any time or from time to time the Holders of Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

                           (a) Common Stock or any shares of stock or other
securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution,

                           (b) any cash paid or payable otherwise than as a cash
dividend, or

                           (c) Common Stock or additional stock or other
securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement, (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 3.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clause (b) above and this clause (c)) which such Holder would hold on the date of such exercise had he been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

                  3.3 REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property (an "Organic Change"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby; provided, however, that in the event the value of the stock, securities or other assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable with respect to one share of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby is in excess of the Stock Purchase Price hereof effective at the time of a merger and securities received in such reorganization, if any, are publicly traded, then this Warrant shall expire unless exercised prior to such Organic Change. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Stock Purchase Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

                  3.4 CERTAIN EVENTS. If any change in the outstanding Common Stock of the Company or any other event occurs as to which the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Stock Purchase Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as will give the Holder of the Warrant upon exercise for the same aggregate Stock Purchase Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

                  3.5 NOTICES OF CHANGE.

                           (a) Immediately upon any adjustment in the number or
class or shares subject to this Warrant and of the Stock Purchase Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

                           (b) The Company shall give written notice to the
Holder at least 10 business days prior to the date on which the Company closes its books or takes a record for determining rights to receive any dividends or distributions.

                           (c) The Company shall also give written notice to the
Holder at least 30 business days prior to the date on which an Organic Change, or any liquidation or dissolution of the Company, shall take place.

                           (d) The Company shall also give written notice to the
Holder at least 10 business days prior to issuing any rights, warrants or other securities to holders of Common Stock as a class entitling them to purchase any additional shares of Common Stock or any other rights, warrants or other securities.

         4. ISSUE TAX. The issuance of certificates for shares of Common Stock upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof, provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

         5. CLOSING OF BOOKS. The Company will at no time close its transfer books against the transfer of any warrant or of any shares of Common Stock issued or issuable upon the exercise of any warrant in any manner which interferes with the timely exercise of this Warrant.

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
         6. NO VOTING OR DIVIDEND RIGHTS; LIMITATION OF LIABILITY. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of the Company or any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

         7. WARRANTS TRANSFERABLE. Subject to compliance with applicable securities laws and the legend set forth at the top of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder hereof (except for transfer taxes), upon surrender of this Warrant properly endorsed. Each taker and Holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the Holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company, at the Company's option, and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner hereof as the owner for all purposes.

         8. DEMAND REGISTRATION RIGHTS.

                   8.1        DEMAND REGISTRATION.

                   (a) As used herein, "Registrable Stock" shall mean the Common Stock purchased or purchasable hereunder. If, at any time prior to the termination of the registration rights hereunder pursuant to Section 8.10, and subject to the conditions of this Section 8.1, the Company shall receive a written request from the Holders of more than fifty percent (50%) of the Registrable Stock (the "Initiating Holders") that the Company file a registration statement under the Securities Act of 1933 (the "Securities Act") covering the registration of Registrable Stock, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders of Registrable Stock, and subject to the limitations of this Section
8.1 will use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Stock that the Holders of such Registrable Stock, within fifteen (15) days after the giving of such notice, request to be registered, and keep such registration effective for a period of one hundred twenty (120) days or until the Holders have completed the distribution described in such registration statement, whichever period is shorter.

                   (b) If the Initiating Holders intend to distribute the Registrable Stock covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this
Section 8.1 and the Company shall include such information in the written notice referred to in Section 8.1(a). In such event, the right of any Holder to include its Registrable Stock in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Stock in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 8.1 but subject to Section 8.1(f), if the underwriter advises the Company that

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marketing factors require a limitation of the number of securities to be underwritten (including Registrable Stock), then the Company shall so advise all Holders of Registrable Stock which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall, subject to Section 8.1(f), be allocated to the Holders of such Registrable Stock on a pro rata basis based on the number of shares Registrable Stock held by all such Holders (including the Initiating Holders). Any Registrable Stock excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                  (c) The Company shall not be required to effect more than one
(1) registration pursuant to this Section 8.1.

                  (d) Notwithstanding the foregoing, the Company shall not be required to effect any registration pursuant to paragraph (a) above (i) during the twelve (12) consecutive months following the effective date of a registration statement filed in connection of any previous registration pursuant to Section 8.2 below, or (ii) at any time when another registration statement (other than on Form S-8) of the Company (A) is reasonably foreseen by the Board to be filed with the Securities and Commission (the "SEC") within thirty (30) days after the request pursuant to paragraph (a) above, (B) has been filed and not yet become effective, or (C) has become effective less than six (6) months prior to the date of the request for registration pursuant to paragraph (a) above.

                  (e) The Company may postpone for 180 days the filing of a registration statement pursuant to paragraph (a) above if the Company has delivered a certificate to the Holders of the Registrable Stock stating that the Board, acting in good faith, has determined that pursuance of such registration statement would be seriously detrimental to the Company and its shareholders; provided, however, that in the event of any such postponement the Holder(s) shall be entitled to withdraw the request for such registration and, if such request is withdrawn, such request shall not count as exercise of the Holder's one-time right pursuant to paragraph (a) above; provided further that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

                  (f) The Holder hereof acknowledges that Other Holders (as hereinafter defined) may have the right to include their stock of the Company in such registration statement and that if the offering is underwritten and the underwriter advises the Company in writing that in its good faith opinion the number of shares of stock requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting such underwriter's ability to effect an orderly distribution of such stock, the Company may include in such registration statement the Other Registrable Stock (as hereinafter defined) before it includes the Registrable Stock; provided however that, if any Registrable Stock requested to be included in such registration statement pursuant to paragraph (a) above is not so included pursuant to this Section 8.1(f), such request shall not count as exercise of the Holder's rights pursuant to paragraph (a) above.

                  8.2.     PIGGYBACK REGISTRATION.

                  (a) If the Company proposes to register any of its Common Stock with the express purpose of issuing said Common Stock for cash (other than on Form S-8), the Company shall give notice to the Holder hereof in writing of such intention, at least thirty (30) days prior to the filing of the registration statement in connection with such registration. Upon the written request of the Holder given within fifteen (15) days after giving of any such notice, the Company shall include in such registration all of the Registrable Stock indicated in such request(s) of such Holder, so as to permit the disposition of the stock so requested. In addition, the Holder requesting registration shall provide to the Company as soon as practicable, but in no event more than five (5) days after furnishing the Company with the written request referred to in the preceding sentence, any information that is necessary for the Company to prepare and file with the SEC a registration statement with respect to such Registrable Stock. Thereafter, the Company shall effect the registration of the

Registrable Stock, in accordance with the terms hereof, and use its best efforts to keep such registration statement effective until the distribution is complete, if underwritten, or otherwise for ninety (90) days. If a Holder decides not to include all of its Registrable Stock in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Stock in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth in this Section 8.2.

                  (b) Notwithstanding any other provision of this Section 8.2, the Company may cancel its intention to file a registration statement or withdraw at any time any registration statement filed pursuant hereto, in accordance with all applicable provisions of the Securities Act or the Securities Exchange Act of 1934 (the "Exchange Act"), for any reason, including but not limited to the discovery of material adverse information relating to the Company or its condition, business, prospects or general market conditions.

                  (c) Notwithstanding any other provision of this Section 8.2, if the registration statement under which the Company gives notice is for an underwritten offering and if the managing underwriter advises the Company in writing that in its good faith opinion the number of shares of stock requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting such underwriter's ability to effect an orderly distribution of such stock, the Company will include in such registration:

                           (i) first, the number of shares of stock proposed to be included by the Company pursuant to Section 8.2(a) that, in the good faith opinion of such underwriters, can be sold; and

                           (ii) second, the amount of the Company's stock held by holders other than the Holders of Registrable Stock ("Other Holders"), which stock is subject to registration rights ("Other Registrable Stock") that, in the opinion of such underwriters, can be sold; and

                           (iii) third, the amount of Registrable Stock held by the Holder that, in the good faith opinion of such underwriters, can be sold, provided that if, in the opinion of the managing underwriter, less than all such stock requested to be included can be included in such registration, then allocation among the Holders of Registrable Stock shall be made pro rata among such Holders participating in such registration on the basis of the number of shares of stock which each Holder seeking to participate in such registration has requested be included in such registration; provided, however, that in any event, all of the Company's stock and all of the Other Registrable Stock that has been requested to be included in such registration must be included in such registration prior to any other stock.

                  8.3. REGISTRATION PROCEDURES. Whenever required under this Warrant to effect the registration of any Registrable Stock, the Company shall, as expeditiously as possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Stock and use its reasonable best efforts to cause such registration statement to become effective, subject to the Company's right to withdraw such registration statement as provided in Section 8.2(b).

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be reasonably necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement.

                  (c) Furnish to the Holders whose Registrable Stock is included in such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Stock owned by them.

                  (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other United States federal or state securities or blue sky laws of such jurisdictions as shall be reasonable requested by the Holders whose Registrable Stock is included in such registration, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any states or jurisdictions.

                  (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (f) Notify each Holder covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, in which event such Holder shall forthwith discontinue disposition of its Registrable Stock pursuant to such prospectus until it is advised in writing by the Company that the use of such prospectus may be resumed or until such holder receives copies of any supplement or amendment to such prospectus, provided, however, that such suspensions shall not be in effect for more than 90 days in any 12 month period.

                  (g) Cause all Registrable Stock registered pursuant hereunder to be listed on each securities exchange (or The Nasdaq National Market) on which similar securities issued by the Company are then listed.

                  (h) Provide a transfer agent and register for all Registrable Stock registered pursuant hereunder and a CUSIP for all such Registrable Stock, in each case not later than the effective date of such registration.

                  (i) Take such action under the securities laws of such states of the United States as any participating Holder shall reasonably request; provided, however, that the Company shall not be required to qualify to do business as a foreign corporation, or to file any general consent to service of process, in any state.

                  8.4 REGISTRATION EXPENSES. All expenses incurred in connection with any registration hereunder, including all printing and related expenses, shall be borne by the Company; provided, however, that each of the Holders participating in a registration shall pay its own legal fees and its pro rata portion of the discounts or commissions payable to any underwriter.

                  8.5 INDEMNIFICATION. In the event of any registered offering of Registrable Stock pursuant to this Agreement:

                  (a) The Company will indemnify and hold harmless, to the fullest extent permitted by law, any Holder and any underwriter for such Holder, and each person, if any, who controls the Holder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company's prior written consent) to which the Holder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, and the Company will reimburse the Holder, such underwriter and each such controlling person of the Holder or the underwriter, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon any untrue statement or omission in such registration statement or prospectus so made in conformity with information furnished to the Company in writing by a Holder, such underwriter or such controlling persons specifically for use in such registration statement; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this Section 8.5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder, the underwriter or any controlling person of the Holder or the underwriter, and regardless of any sale in connection with such offering by the Holder. Such indemnity shall survive the transfer of securities by a Holder.

                  (b) Each Holder participating in a registration hereunder will indemnify and hold harmless the Company (including but not limited to its directors, officers, employees, agents and representatives), any underwriter for the Company, and each person, if any, who controls the Company or such underwriter, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the Holder's consent) to which the Company (including but not limited to its directors, officers, employees, agents and representatives) or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on an untrue statement or omission in such registration statement or prospectus based on written information furnished to the Company by such Holder specifically for use in such registration statement, and each such Holder will reimburse the Company (including but not limited to its directors, officers, employees, agents and representatives), any underwriter and each such controlling person of the Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this
Section 8.5(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holders, as the case may be, which consent shall not be unreasonably withheld; and provided that in no event shall any indemnity under this Section 8.5(b) exceed the gross proceeds from the offering received by the Holder.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of Section 8.5(a) or 8.5(b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, but in any event no fewer than ten (10) days before the date designated in such notice as the date by which an answer must be served (or such extension thereof, provided that the extension has been granted in writing by the plaintiff and that no admission or consent to jurisdiction or other waiver has been granted or implied by the request for such an extension), such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 8.5(a) or 8.5(b), promptly notify the indemnifying party of the commencement thereof. In the event such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Section 8.5(a) or 8.5(b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party's intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                  8.6. CONTRIBUTION. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party (except as specifically provided therein), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the registration or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  8.7 DESIGNATION OF UNDERWRITER. The Company shall have the right to designate the underwriters in any underwritten offering pursuant to
Section 8.2 and to approve underwriters in any other underwritten offerings.

                  8.8 CONDITIONS TO REGISTRATION OBLIGATIONS. The Company shall not be obligated to effect the registration of Registrable Stock pursuant to this Agreement unless the Holder thereof consents to the following:

                  (a) conditions requiring the Holder to comply with all applicable provisions of the Securities Act and the Exchange Act including, but not limited to, the prospectus delivery requirements of the Securities Act, and to furnish to the Company information about sales made in such public offering;

                  (b) conditions prohibiting the Holder upon receipt of telegraphic or written notice from the Company that it is required by law to correct or update the registration statement or prospectus from effecting sales of the Registrable Stock until the Company has completed the necessary correction or updating; and

                  (c) conditions prohibiting the sale of Registrable Stock by such Holder during the process of the registration until the registration statement is effective.

                  8.9. LOCK UP. In connection with any underwritten registration of Registrable Stock pursuant to Section 8.2 above and to the extent the Holder participates in any such offering, the Holder agrees to abide by the "lock-up" period as is required by the underwriter in such registration (but in no event shall such "lock-up" period be greater than 180 days) and further agree to execute such further documents as may be required by the underwriters to effectuate such "lock-up." In addition, no Holder may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's securities on the basis provided in customary underwriting arrangements and (ii) provides all relevant information and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  8.10. TERMINATION. The registration rights granted under this Warrant will terminate on the first date on which all of the Registrable Stock held by the Holder hereof may be sold pursuant to Rule 144 in any three-month period.

         9. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANT. The rights and obligations of the Company, of the holder of this Warrant and of the of shares of Common Stock issued upon exercise of this Warrant shall survive the exercise of this Warrant.

         10. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         11. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be deemed to have been given when delivered personally or sent by facsimile or certified mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefore in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

         12. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof, and the word "Holder" as used herein shall be deemed to include such successors and assigns, provided that any transfer of this Warrant is made in accordance with the requirements hereof.

         13. DESCRIPTIVE HEADINGS AND GOVERNING LAW. The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

         14. LOST WARRANTS. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such

Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

         15. FRACTIONAL SHARES. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Stock Purchase Price.




                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized this 6th day of May, 2002.



                                             deCODE genetics, INC.
                                             a Delaware corporation



                                             By:  /s/ Kari Stefansson
                                                  Kari Stefansson
                                                  President and CEO

                                    EXHIBIT A

                                SUBSCRIPTION FORM


                                                  Date:


deCODE genetics, Inc.


Attn:  President



Ladies and Gentlemen:

: The undersigned hereby elects to exercise the warrant issued to it by deCODE genetics, Inc. (the "Company") and dated ______________, Warrant No. ______, (the "Warrant") and to purchase thereunder ___________ shares of the Common Stock of the Company (the "Shares") at a purchase price of ______________ per Share or an aggregate purchase price of $________________ (the "Purchase Price").

: The undersigned hereby elects to convert ____________________ percent (____%) of the value of the Warrant pursuant to the provisions of
         Section 1.2 of the Warrant.

         Pursuant to the terms of the Warrant the undersigned has delivered the Purchase Price herewith in full in cash or by certified check or wire transfer. The undersigned also makes the representations set forth on the attached Exhibit B of the Warrant.

                                        Very truly yours,




                                        By:

                                        Title:

                                    EXHIBIT B

                            INVESTMENT REPRESENTATION


THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO deCODE genetics, INC. ALONG WITH THE SUBSCRIPTION FORM BEFORE THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT DATED _______________, WILL BE ISSUED.

                                                  Date:



deCODE genetics, Inc.


Attn:  President


Ladies and Gentlemen:

         The undersigned, __________________________ ("Purchaser"), intends to acquire up to shares of the Common Stock (the "Common Stock") of deCODE genetics, Inc. (the "Company") from the Company pursuant to the exercise or conversion of certain Warrants to purchase Common Stock held by Purchaser. The Common Stock will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

         Purchaser is acquiring the Common Stock for its own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Common Stock in violation of the Securities Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") or in violation of any applicable state securities law.

         Purchaser has been advised that the Common Stock has not been registered under the Securities Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter.

         Purchaser has been informed that under the Securities Act, the Common Stock must be held indefinitely unless it is subsequently registered under the Securities Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Common Stock. Purchaser further agrees that the Company may refuse to permit Purchaser to sell, transfer or dispose of the Common Stock (except as permitted under Rule 144) unless there is in effect a registration statement under the Securities Act and any applicable state securities laws covering such transfer, or unless Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for the Company, to the effect that such registration is not required.

         Purchaser also understands and agrees that there will be placed on the certificate(s) for the Common Stock, or any substitutions therefor, a legend stating in substance:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. These shares have been acquired for investment and may not be sold or otherwise transferred in the absence of an effective registration statement for these shares under the Securities Act and applicable state securities laws, or an opinion of counsel satisfactory to the Company that registration is not required and that an applicable exemption is available."

         Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Common Stock with Purchaser's counsel.

                                        Very truly yours,




                                        By:

                                        Title: